Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Monroe Capital Corporation (the “Company”) for the annual period ended December 31, 2014, as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Theodore L. Koenig, Chief Executive Officer of the Company, and I, Aaron D. Peck, Chief Financial Officer of the Company, each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2015

/s/ Theodore L. Koenig

Theodore L. Koenig
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)
Monroe Capital Corporation

/s/ Aaron D. Peck

Aaron D. Peck
Chief Financial Officer, Chief Investment Officer,
Chief Compliance Officer, and Director
(Principal Financial and Accounting Officer)
Monroe Capital Corporation